EXHIBIT 99.1

Majic Wheels Announces New Sales from Waste Management and Site Work Division

Fort Myers, Florida, US March 7, 2012 – Majic Wheels Inc, (MJWL:OTC US) http://www.MJWL.info a Delaware corporation which operates a business line of roll off dumpster rentals, site work services, construction and foreclosure cleanup and junk removal services, announced today that revenue from the waste management and site work division from December 2011 to February 2012 was $107,220.  “The performance of our waste management and site work division is fueling the excitement and motivation within our company.  We look forward to reaching our sales goals for 2012,” stated Denise Houghtaling, CEO of Majic Wheels Inc.

About Us.

Majic Wheels Inc., a Delaware corporation located in Ft Myers, Florida is a rapidly growing company that intends to continue its growth and expansion in major US markets.  The Company plans leveraging its operating division and management team to expand into additional major market sectors.  The company’s waste management and site work division provides services that include roll off dumpster rentals, site work services, construction and foreclosure cleanup and junk removal services.  The company utilitizes new technologies to offer these services including integrated account management, fast track invoicing, streamlined dispatching, contract monitoring, cost management, recycling, fleet maintenance and management.

Forward-Looking Statements:

Safe Harbor Statement under the Private securities Litigation Reform Act of 1995: The statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements including, but not limited to, certain delays beyond the Company's control with respect to market acceptance of new technologies, products and services, delays in testing and evaluation of products and services, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Investor Relations Contact:
Diversified Corp. Investment Group Inc.
Email Contact
IR@DiversifiedCIG.com
407-519 -5111